Exhibit 10-AL
DONALDSON COMPANY, INC.

COMPENSATION PLAN
FOR
NON-EMPLOYEE DIRECTORS
Amended on January 26, 2022
I. Introduction
The Board of Directors of Donaldson Company, Inc. (the “Company”) has adopted stock ownership guidelines attached hereto as Exhibit A because it believes that it is in the best interests of the Company and its stockholders for non-employee directors of the Company to have a significant equity interest in the Company in order to align their financial interests with those of the Company’s stockholders. The Company has previously established an automatic equity grant program and a deferred compensation program for non-employee directors, both of which are intended to assist non-employee directors in meeting the Company’s stock ownership guidelines. Set forth in writing below are the provisions of both programs combined into one restated plan document entitled the Donaldson Company, Inc. Compensation Plan for Non-Employee Directors (hereinafter, the “Plan”).
All equity awards granted hereunder, as well as any amounts deferred that are payable in shares of the Company’s common stock, par value of US$5.00 per share (“Common Stock”) are subject to the terms, conditions, and restrictions set forth in under the Company’s 2019 Master Stock Incentive Plan (the “Master Stock Plan”). In the event of any inconsistency between the terms contained herein and in the Plan, the Master Stock Plan shall govern. All capitalized terms that are not defined herein have the meanings set forth in the Master Stock Plan.
II. Plan Year
The Plan shall operate on a calendar year basis.
III. Eligibility
All members of the Board of Directors who are not employees of the Company (“Eligible Directors”) are eligible for the Plan.
IV. Automatic Equity Grant Program
1.Annual Award Grants
(a)Stock Options. On the first day following January 1 that the New York Stock Exchange is open for trading (the “First Trading Day”), each Eligible Director shall automatically be granted a Non-Qualified Stock Option with a fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) equal to $75,000 (the “Annual Option Grant”). The number of shares subject to the Annual Option Grant shall be determined using the closing price of the Common Stock on the grant date, and rounding this number to the nearest integer multiple of one hundred (100) shares. With respect to an individual who becomes an Eligible Director during a calendar year after the First Trading Day, such Eligible Director’s Annual Option Grant for that year shall have a fair market value obtained by multiplying $75,000 by a fraction, the numerator of which is the number of whole calendar months remaining in the calendar year and the denominator of which is twelve. Such prorated grant shall be made upon the first trading day of the calendar month, within the Company’s open trading window, following the date such individual becomes an Eligible Director, with the number of shares determined using the closing price of the Common Stock on the grant date, and rounding this number to the nearest integer multiple of one hundred (100) shares.
(b)Restricted Stock Unit. On the First Trading Day, each Eligible Director shall automatically be granted a Restricted Stock Unit Award with a fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) equal to $75,000 (the “Annual Restricted Stock Unit Grant”). The number of shares subject to the Annual Restricted Stock Unit Grant shall be determined using the closing price of the Common Stock on the grant date, and rounding this number to the nearest integer multiple of one hundred (100) shares. With respect to an individual who becomes an Eligible Director during a calendar year after the First Trading Day, such Eligible Director’s Annual Restricted Stock Unit Grant for that year shall have a fair market value obtained by multiplying $75,000 by a fraction, the numerator of which is the number of whole calendar months remaining in the calendar year and the denominator of which is twelve. Such prorated grant shall be made upon the first trading day of the calendar month, within the Company’s open trading window, following the date such individual becomes an Eligible Director, with the number of shares determined using the closing price of the Common Stock on the grant date, and rounding this number to the nearest integer multiple of one hundred (100) shares.
2.Award Terms
(a)Options. All Non-Qualified Stock Options granted under the Plan shall have: (i) a per share exercise price equal to the closing price of the Common Stock on the day on which such options are granted; and (ii) vesting, expiration and such other terms as provided in the Company’s form of Non-Employee Director Non-Qualified Stock Option Agreement attached hereto as Exhibit B.
(b)Restricted Stock Units. All Restricted Stock Units granted under the Plan shall have vesting and such other terms as provided in the Company’s form of Non-Employee Director Restricted Stock Unit Award Agreement attached hereto as Exhibit C.

V. Director Deferred Compensation Program
1.Compensation Covered by the Plan
Eligible Director compensation covered by this Plan includes annual retainers payable in quarterly installments at the beginning of each calendar quarter (hereinafter “Eligible Fees”). For avoidance of doubt, the term “retainer” includes any committee chair retainers. The first installment shall be made on the first day following January 1 that the New York Stock Exchange is open for trading, and the remaining installments shall be made on the first Friday in April, July and October (or if such Friday is a holiday, on the next business day). The Plan permits Eligible Directors to elect to receive this compensation in one or more of the following methods:
(a)In cash on a current basis;
(b)In cash on a deferred basis (a “Deferred Cash Election”); or
(c)In Company stock on a deferred basis (a “Deferred Stock Election”).
No other compensation or fees otherwise payable to an Eligible Director shall be eligible for an election under this Plan.
2.Election to Defer
An Eligible Director may elect to defer payment of Eligible Fees under Section V.3 or V.4 of this Plan by filing, no later than the last day of a Plan Year (or by such earlier date as the Plan administrator shall determine), an irrevocable election with the administrator on a form provided for that purpose. The Annual Deferral Election shall be effective with respect to the Eligible Fees payable during the following Plan Year. The Deferral Election Form shall specify an amount to be deferred expressed as a percentage of the Eligible Director’s annual retainer, as provided in the form attached hereto as Exhibit D.
That portion of Eligible Fees for which a valid form has not been timely received by the Company will be paid in cash in accordance with the Company’s customary practice of paying such Eligible Fees. Once a Plan Year has commenced, all Deferral Elections under this Plan for such Plan Year shall be irrevocable.
3.Deferral Elections
(a)Deferred Cash Election
For Eligible Directors who make an Annual Deferred Cash Election, the Company will establish a bookkeeping account for cash deferred for that Plan Year (an “Annual Deferred Cash Account”) and will credit to the Annual Deferred Cash Account the amount of the Eligible Fees earned and deferred by him/her as of the date such fees would normally be payable by the Company (the “Credit Date”). Amounts credited to an Eligible Director’s Annual Deferred Cash Account will be adjusted for gains and/or losses to the same extent that equal amounts would have been adjusted if they had been invested in one or more notional investments designated by the Company. The use of notional investments herein is solely as a device for computing the amount of benefits to be paid under the Plan, and the Company shall not be required to purchase such investments.
(b)Deferred Stock Election
Eligible Directors may elect to exchange part or all of their Eligible Fees for a Plan Year for the Company’s commitment to issue to such Eligible Directors a fixed number of shares of common stock of the Company at a future date. The Company’s commitment to issue shares shall be referred to as “Phantom Shares” held in an “Annual Deferred Stock Account”.
As of the Credit Date, an Eligible Director shall receive a credit to his or her Annual Deferred Stock Account. The amount of the credit shall be the number of Phantom Shares (rounded to the nearest whole Share) determined by dividing (i) an amount equal to Eligible Fees payable to the Eligible Director on the Credit Date and specified for deferral, by (ii) the fair market value of one share of Common Stock on such date.
For purposes of this paragraph (b), the following rules shall apply:
(i)Fair Market Value
The fair market value of each share of Common Stock shall be equal to the closing price of one share of the Company’s common stock on the New York Stock Exchange-Composite Transactions on the Credit Date as of which Phantom Shares are credited to the Eligible Director’s Deferred Stock Account.
(ii)No Actual Shares Prior to Distribution
No actual shares of Common Stock shall be issued until the distribution date described below. The Phantom Shares shall not be considered issued and outstanding shares for purposes of stockholder voting rights.
(iii)Dividend Credit
Each time a dividend is paid on Common Stock, an Eligible Director shall receive a credit to his or her Deferred Stock Account equal to that number of shares of common stock (rounded to the nearest whole share) having a fair market value on the dividend payment date equal to the amount of the dividend payable on the number of Phantom Shares credited to the Eligible Director’s Deferred Stock Account on the dividend record date.

(iv)Restrictions on Phantom Shares
All Phantom Shares issued under and subject to the terms of this Plan will be issued under the Master Stock Plan (and/or its successor plans) and shall be deemed to be “other stock-based awards” for purposes of such plan; provided, that any Phantom Shares credited before November 22, 2019 are subject to the Donaldson Company, Inc. 2010 Master Stock Incentive Plan, and any Phantom Shares credited before November 19, 2010 are subject to the Donaldson Company, Inc. 2001 Master Stock Incentive Plan.
4.Distributions of Annual Deferred Accounts
(a)Timing of Distributions
At the time an Eligible Director’s Annual Deferral Election is made for a Plan Year, each Eligible Director shall specify the time and manner in which his/her Annual Deferred Cash Account and/or Annual Deferred Stock Account shall be distributed. If an Eligible Director does not specify an election for the timing and manner of a distribution, the balance of an Eligible Director’s Annual Deferred Accounts shall be distributed in a lump sum in accordance with option (i) below. The Eligible Director shall be entitled to receive, or to commence receiving, his/her Annual Deferred Accounts as soon as practicable after the following:
(i)the first anniversary of his/her separation from service (as that term is defined under Section 409A of the Code) with the Company; or
(ii)a specified calendar year set by him/her (actual payment will occur within the first sixty (60) days of the specified year).
(b)Manner of Distribution
Each Eligible Director shall be entitled to receive the balance in his/her Annual Deferred Accounts in any one of the following manners:
(i)in a lump sum; or
(ii)in annual installments over a period of years stipulated by him/her not to exceed ten (10). The amount of the installments will be determined by annually dividing the value of the benefits in the Account by the number of installments remaining to be paid.
Notwithstanding anything to the contrary above, the Company may make an immediate lump sum payment of the Eligible Director’s Annual Deferral Accounts if the balance of such Accounts, combined with any other amounts required to be treated as deferred under a single plan pursuant to Section 409A of the Code, does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, provided any other such aggregated amounts are also distributed in a lump sum at the same time.

Each Eligible Director’s Annual Deferred Stock Account shall be distributed in Common Stock.
(c)Distribution in Event of Death
In the event of the Eligible Director’s death, either before or after commencement of payments, distribution of the Eligible Director’s entire Account balance will be made in a single lump sum to the beneficiary named by the Eligible Director (on such form or forms prescribed by the Plan administrator) or to that person who would have a right to receive such distribution by will or by the applicable laws of descent and distribution.
(d)Distribution to Specified Employees
Notwithstanding any other provision in this Plan, in the event that an Eligible Director in this Plan is determined to be a “specified employee” (as that term is defined under Section 409A of the Code), any distribution to the Eligible Director on account of the Eligible Director’s separation from service shall be delayed as necessary to comply with the requirements of Section 409A of the Code.
(e)Distribution in Event of Change of Control
Notwithstanding any other provision of this Plan, in the event of a Change of Control (as defined below), each Eligible Director who separates from service with the Company for any reason during the two (2) year period following such Change of Control shall receive within ten (10) business days after the date of separation the following:
(i)If a Eligible Director has a balance in an Annual Deferred Cash Account, a lump sum payment of the entire balance contained in his/her Annual Deferred Cash Account, together with applicable earnings adjustment, on the average daily balance in such Deferral Account for the period since the last earnings adjustment through the date of separation; and
(ii)If an Eligible Director has a balance in an Annual Deferred Stock Account, a distribution of the number of shares represented by the Phantom Shares issued pursuant to such election; and
Notwithstanding paragraph (e)(i) above, with respect to any Eligible Director who separated from service before the date of a Change of Control, the balance of the Annual Deferred Accounts shall be paid at the time and in the manner as elected by the Eligible Director (and shall not be commuted to a lump sum or otherwise accelerated by the Change of Control). For purposes of this section, a “Change of Control” shall have the meaning ascribed to that term in the Company’s 401(k) Excess Plan, as may be amended from time to time.

VI. General Provisions
1.Unsecured Obligation
The amounts credited to each Eligible Director’s Account shall not be held by the Company in a trust, escrow or similar fiduciary capacity, and neither the Eligible Director, nor any legal representative, shall have any right against the Company with respect to any portion of the Account except as a general unsecured creditor of the Company.
2.Administration of the Plan
The Plan shall be administered by the Human Resources Committee of the Board of Directors.
3.Amendment, Termination and Governing Law
This Plan may be amended or terminated at any time by the Board of Directors or the Human Resources Committee of the Board of Directors. This Plan shall be construed and enforced in accordance with the laws of the state of Delaware, except with respect to its rules relating to conflicts of law.
4.Cautionary Statement
Eligible Directors should be aware that their participation in the Plan involves the following risks, among others:
(a)Balances in the Annual Deferred Accounts represent unfunded, unsecured general obligations of the Company. If the Company is unable to pay its debts as they become due, Eligible Directors may not be able to collect the balances in their Annual Deferral Accounts.
(b)The value of an Eligible Director’s Non-Qualified Stock Options, Restricted Stock Unit and Phantom Shares will depend on the value of the Company’s Common Stock. An investment in the Company’s Common Stock involves risk. Eligible Directors are encouraged to review the Company’s filings with the U.S. Securities and Exchange Commission for a description of some of the risk factors associated with an investment in the Company’s Common Stock.

EXHIBIT A

DONALDSON COMPANY, INC.
STOCK OWNERSHIP GUIDELINES FOR
NON-EMPLOYEE DIRECTORS

Amended January 25, 2019
Purpose
The Board of Directors of Donaldson Company, Inc. (the “Company”) has adopted these stock ownership guidelines because it believes that it is in the best interests of the Company and its stockholders for Non-Employee Directors of the Company to have a significant equity interest in the Company in order to align their financial interests with those of the Company’s stockholders.

Applicability
These guidelines are applicable to all Non-Employee Directors of the Company (“Covered Individuals”).

Minimum Ownership Guidelines
Each Covered Individual is expected to own shares of the Company’s common stock with a value at least equal to the amount shown in the following schedule:

Position	Value of Shares
Non-Employee Director	$ 400,000

Determining Share Ownership
Shares to be counted for purposes of the ownership guidelines will be all shares owned by the Covered Individual, including shares owned jointly with, or separately by, the Covered Individual’s immediate family members residing in the same household and shares held in trust for the benefit of the Covered Individual or his or her immediate family members residing in the same household. Additionally, the following rules apply to determining which shares are counted: (i) all outstanding shares “beneficially owned” for purposes of Section 16 of the Securities Exchange Act are included, (ii) all time-based restricted stock and restricted stock units, regardless of whether vested, less any estimated shares required to cover the assumed withholding tax amount upon vesting (iii) all “in-the-money” unexercised vested stock options, less any estimated shares required to cover the assumed withholding tax amount upon exercise, are included, (iv) all shares in the Company’s deferred compensation programs are included, and (v) all unvested performance-based restricted stock and restricted stock units (including performance units) are excluded.

Valuation Methodology
The value of the shareholdings of a Covered Individual is based on the historical three-month average closing price of Donaldson stock at the time of valuation.

Exh A-1

Achieving Compliance
A Covered Individual has five years from the date he or she becomes subject to these ownership guidelines to achieve compliance with the ownership guidelines. Until a Covered Individual has achieved compliance with these ownership guidelines, the Covered Individual must retain 100% of the “net profit shares” resulting from any option exercise or from the exercise, vesting, or settlement of any other form of equity-based compensation award. For these purposes, “net profit shares” refers to that portion of the number of shares subject to the exercise, vesting, or settlement of an award that the Covered Individual would receive had he or she authorized the Company to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes.

Administration
The Human Resources Committee of the Board shall be responsible for monitoring the application of these stock ownership guidelines. In its discretion, the Human Resources Committee may alter the amount or form of compensation for any Covered Individual who fails to comply with the ownership guidelines, including the retention requirements described above.

Exh A-2

EXHIBIT B

NON-EMPLOYEE DIRECTOR
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Stock Option Award Agreement (the “Agreement”) is made as of the date specified in the individual grant summary by and between Donaldson Company, Inc., a Delaware corporation (hereinafter, together with its subsidiaries, called “Donaldson” or “Company”), and the person specified in the individual grant summary, a non-Employee Director of Donaldson (hereinafter called the “Participant”).
Donaldson has adopted the 2019 Master Stock Incentive Plan (the “Plan”) which permits issuance of stock options for the purchase of shares of common stock, par value US $5.00 per share, of Donaldson (“Common Stock”). Donaldson is now granting this option under the Plan.
1.    Grant of Option. Donaldson grants the Participant the right and option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock specified in the grant summary, at the Option purchase price specified in the grant summary (which shall be 100% of the Fair Market Value of the Common Stock on the date the award is granted). The Option shall be subject to the terms and conditions in this Agreement and in the Plan. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan. The Participant acknowledges receipt of a copy of the Plan and the Plan Prospectus. The grant date is the date specified in the individual grant summary (the “Grant Date”). The Option terminates at the close of business ten (10) years from the Grant Date unless terminated at an earlier time in accordance with this Agreement or the Plan. The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.
2.    Vesting of Option Right. The Option may be exercised by the Participant under the following schedule except as otherwise provided in this Agreement. The Option may not be exercised for a period of one (1) year from the Grant Date. Following that one-year period, the Option vests and becomes exercisable in equal one-third increments: one-third vests on the one-year anniversary of the Grant Date; one-third vests on the two-year anniversary of the Grant Date; and one-third vests on the three-year anniversary of the Grant Date. The Option may be exercised as to any portion of the Option that is vested. An unvested portion of the Option shall only vest so long as:
(a)the Participant remains a Director of the Company on the date that the Option vests,
(b)the Participant retires or resigns from service as a Director of the Company in accordance with the age and term limits of the Corporate Governance Guidelines of the Company, or
(c)the Participant’s service as a Director of the Company is terminated for any other reason and a majority of the members of the Board of Directors other than the eligible Director consent to the continued vesting of such portion of the Option in accordance with the original vesting schedule.
The vesting of the Option also is subject to acceleration in the event of a Change in Control (as defined in the Plan).
3.    Exercise of Option. Once vested, the Participant may exercise this Option, in whole or in part, at any time during the term as specified above but not after ten (10) years from the Date of Grant; provided, that if the Participant dies, this Option, if vested, may be exercised within three (3) years after
Exh B-1

death, but not after ten (10) years from the Date of Grant, by the Participant’s estate or by the person or persons who acquire the right to exercise this Option by bequest, inheritance or otherwise by reason of such death. Donaldson and the Participant recognize that this Agreement in no way restricts the right of Donaldson to terminate the Participant’s membership consistent with applicable Delaware laws.
4.    Method of Exercise of Option. The vested portion of the Option may be exercised only during the term of the Option by delivery of a notice of exercise in such form as may designated by the Committee from time to time. The notice must state the number of shares being exercised and include payment in full of the purchase price and all required tax withholding (if applicable). Payment of the purchase price and any applicable tax-related items shall be made (i) in cash, (ii) by delivery of unencumbered shares of Common Stock previously acquired having a Fair Market Value equal to the exercise price and tax-related items, (iii) by a combination of cash and shares under (i) and (ii) above; (iv) by withholding of shares of Common Stock that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the exercise price and tax-related items or (v) by a cashless (broker-assisted) exercise that complies with all applicable laws.
5.    Acceleration of Exercisability Upon Change in Control. In the event of a Change in Control (as defined in the Plan), any outstanding Option granted under this Agreement not previously vested and exercisable shall become fully vested and exercisable and shall remain exercisable thereafter until they are either exercised or expire by their terms.
6.    Miscellaneous.
(a)Donaldson shall not be liable for any foreign exchange rate fluctuation, where applicable, between the Participant’s local currency and the United States dollar that may affect the value of the Option or any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.
(b)The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any U.S. federal, state or foreign securities or other laws.
(c)It is understood and agreed that the Option price is the per share market value of a share of Common Stock on the Date of Grant. The Option is not intended to be an Incentive Option within the meaning of Section 422 of the Code. The Option is issued pursuant to the Plan and is subject to its terms.
(d)If all or any portion of the Option is exercised subsequent to any stock dividend or split, recapitalization, consolidation, or the like, occurring after the date hereof, as a result of which securities of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or other class or classes, then the Board of Directors shall determine if any equitable adjustment is necessary to protect the Participant against dilution and shall determine the terms of such adjustment, if any. In the case of any stock dividend or split effected after the date hereof, the number of shares of Common Stock to be granted hereunder shall be automatically adjusted to prevent dilution of the potential benefits intended to be made available hereunder.
(e)This Option grant shall be effective only after the Participant agrees to the terms and conditions of the Agreement.
Exh B-2

(f)The Option may not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than by will or by laws of descent and distribution, unless otherwise determined by the Committee in accordance with the Plan. All rights with respect to the Option shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative or permitted transferee, if applicable.
(g)This agreement shall be construed and enforced in accordance with the laws of the state of Delaware, except with respect to its rules relating to conflicts of law. The Participant consents to the exclusive jurisdiction of the state and federal courts of the state of Minnesota in connection with any controversies relating to or arising out of this Agreement, and agrees that any and all litigation relating to or arising out of this Agreement shall be venued in Hennepin County, Minnesota.
(h)As a condition of the grant of this Option, the Participant agrees to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Option) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by Donaldson, as may be required to allow Donaldson to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.
(i)Donaldson, in its sole discretion, may decide to deliver any documents related to the Option or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Donaldson or a third party designated by Donaldson.
(j)The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of this Option, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
(k)Notwithstanding any provisions in this Agreement to the contrary, this Option shall be subject to any special terms and conditions for the Participant’s country of residence, as set forth in the applicable addendum to this Agreement, if any. Further, if the Participant transfers residency to another country reflected in an addendum to this Agreement, the special terms and conditions for such country will apply to the Participant to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable addendum shall constitute part of this Agreement.
Exh B-3

(l)Donaldson reserves the right to impose other requirements on this Option, any shares of Common Stock acquired pursuant to this Option, and the Participant’s participation in the Plan, to the extent Donaldson determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(m)If the Participant is resident outside the United States, the grant of the Option is not intended to be a public offering of securities in the Participant’s country of residence. Donaldson has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities. No employee of Donaldson or any Affiliate is permitted to advise the Participant on whether the Participant should acquire shares of Common Stock by exercising the Option under the Plan. Investment in shares of Common Stock involves a degree of risk. Before deciding to acquire shares of Common Stock by exercising the Option, the Participant should carefully review all of the materials related to the Option and the Plan. In addition, the Participant should consult with the Participant’s personal advisor for professional investment advice.
(n)The Participant’s country of residence may have insider trading and/or market abuse laws that may affect the Participant’s ability to acquire or sell shares of Common Stock under the Plan during such times the Participant is considered to have “inside information” (as defined in the laws in Participant’s country of residence). These laws may be the same or different from any Donaldson insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to be informed of and compliant with such regulations, and the Participant is advised to speak to his / her personal advisor on this matter.
(o)The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.
7.    Data Privacy. Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to Donaldson’s grant of this Option and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for Donaldson’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant hereby voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.
Donaldson holds certain personal information about the Participant, including the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all stock options or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by the Participant or collected, where lawful, from third parties, and Donaldson will process Data for the
Exh B-4

exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
Donaldson will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and Donaldson may each further transfer Data to any third parties assisting Donaldson in the implementation, administration and management of the Plan. As permitted by applicable personal data protection laws, if Donaldson becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson otherwise changes, Donaldson may transfer Data to a third party or parties in connection therewith. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of Data, (b) verify the content, origin and accuracy of Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting privacy@donaldson.com. The Participant understands that he or she is providing the consent herein on a purely voluntary basis. If the Participant does not consent or later seeks to remove his or her consent, the Participant’s remuneration from or service with Donaldson will not be affected; the only consequence of refusing or withdrawing his or her consent is that Donaldson would not be able to grant the Participant Restricted Stock Units or other equity awards or participation in the Plan.
By executing this Agreement as of the Date of Grant, the Participant hereby accepts and agrees to be bound by all terms and conditions of this Agreement and the Plan.
PARTICIPANT:
SIGNED BY ELECTRONIC SIGNATURE*

* BY ELECTRONICALLY ACCEPTING THE OPTION, THE PARTICIPANT AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE PARTICIPANT’S ELECTRONIC SIGNATURE IN EXECUTION OF THE AGREEMENT; (ii) THE PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iii) THE PARTICIPANT HAS REVIEWED THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY) IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE OPTION AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT
Exh B-5

AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iv) THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR THE PARTICIPANT’S COUNTRY, IF APPLICABLE; AND (v) THE PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE HUMAN RESOURCES COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY).

Exh B-6

EXHIBIT C

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (the “Agreement”) is made as of the date specified in the individual grant summary by and between Donaldson Company, Inc., a Delaware corporation (hereinafter, together with its subsidiaries, called “Donaldson” or “Company”), and the person specified in the individual grant summary, a non-Employee Director of Donaldson (hereinafter called the “Participant”).
Donaldson has adopted the 2019 Master Stock Incentive Plan (the “Plan”) which permits the grant of an award of Restricted Stock Units representing the right to receive shares of common stock, par value US $5.00 per share, of Donaldson (“Common Stock”) and dividend equivalent amounts corresponding to such shares. Donaldson is now granting this award under the Plan.
1.    Grant of Restricted Stock Units. Donaldson hereby grants to the Participant the number Restricted Stock Units specified in the grant summary for no cash consideration. The Restricted Stock Units shall be subject to the terms and conditions in this Agreement and the Plan. The Participant acknowledges receipt of a copy of the Plan and the Plan Prospectus. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan. The grant date shall be as specified on the Participant’s individual grant summary (“Grant Date”) and subject to the following terms and conditions:
(a)Neither the Restricted Stock Units, nor the shares of Common Stock to which the units relate, may be sold, assigned, hypothecated or transferred (including without limitation, transfer by gift or donation) until the first anniversary of the Grant Date (“Restriction Period”). Restricted Stock Units granted to the Participant shall be credited to an account in the Participant’s name. This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of shares of Common Stock to be issued to or in respect of the Participant pursuant to this Agreement.
(b)The Restricted Stock Units subject to the Award shall be forfeited to Donaldson if, at any time within the Restriction Period, the Participant’s service as a Director of the Company is terminated for any reason unless:
(i)the Participant’s termination is due to retirement or resignation from service as a Director of the Company in accordance with the age and term limits of the Corporate Governance Guidelines of the Company; or
(ii)a majority of the members of the Board of Directors other than the eligible Director consent to the continued vesting of the Restricted Stock in accordance with the original vesting schedule.
(c)Upon the expiration of the Restriction Period, the Company shall cause to be issued to the Participant, or to the Participant’s designated beneficiary or estate in the event of the Participant’s death, one share of Common Stock in payment and settlement of each vested Restricted Stock Unit. The Company shall cause the shares issuable in connection with the vesting of any such Restricted Stock Units to be issued as soon as practicable after the Restriction Period, but in all events no later than 30 days after the Restriction
Exh C-1

Period, and the Participant shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company and shall be in complete settlement and satisfaction of such vested Restricted Stock Units.
(d)Notwithstanding anything herein to the contrary such restrictions shall lapse and all of the shares of Common Stock shall become fully vested in the event of a Change in Control (as defined in the 2019 Master Stock Incentive Plan).
2.    Vesting upon Change in Control. In the event of a Change in Control (as defined in the 2019 Master Stock Incentive Plan), the Restricted Stock Units shall immediately become fully vested and the shares subject to the Award shall be delivered to the Participant. Notwithstanding the foregoing, if any payment due under this Section 2 is deferred compensation subject to Section 409A of the Code, and if the Change in Control is not a “change in control event” that serves as a permissible payment event under Treasury Regulation § 1.409A-3(i)(5) or such other regulation or guidance issued under Section 409A of the Code, then the Restricted Stock Units shall vest upon the Change in Control as provided above but delivery of the shares subject to the Award shall be delayed until the end of the Restriction Period.
3.    Miscellaneous.
(a)The Restricted Stock Units do not entitle the Participant to any rights of a stockholder of Donaldson with respect to shares of Common Stock underlying the Restricted Stock Units until such shares have been issued to the Participant upon settlement of the Restricted Stock Units. Notwithstanding the foregoing, the Participant shall accumulate an unvested right to dividend equivalent amounts on the shares of Common Stock underlying Restricted Stock Units if cash dividends are declared by Donaldson on the shares on or after the Grant Date. Each time a dividend is paid on the shares of Common Stock, the Participant shall accrue an additional number of Restricted Stock Units (rounded to the nearest whole share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the Participant’s Restricted Stock Units on the dividend record date. The additional Restricted Stock Units shall be subject to the same vesting, forfeiture and share delivery terms in Sections 2, 3, 4 and 6 above as if they had been awarded on the Grant Date. The Participant shall not be entitled to dividend equivalents with respect to dividends declared prior to the Grant Date. All dividend equivalents accumulated with respect to forfeited Restricted Stock Units shall also be irrevocably forfeited. As of the date of issuance of shares underlying Restricted Stock Units, the Participant shall have all of the rights of a stockholder of Donaldson with respect to any shares issued pursuant hereto.
(b)This Award shall be effective only after the Participant agrees to the terms and conditions of the Agreement.
(c)This agreement shall be construed and enforced in accordance with the laws of the state of Delaware, except with respect to its rules relating to conflicts of law. The Participant consents to the exclusive jurisdiction of the state and federal courts of the state of Minnesota in connection with any controversies relating to or arising out of this Agreement, and agrees that any and all litigation relating to or arising out of this Agreement shall be venued in Hennepin County, Minnesota.
(d)As a condition of the grant of this Award, the Participant agrees to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the
Exh C-2

shares of Common Stock) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by Donaldson, as may be required to allow Donaldson to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.
(e)Donaldson, in its sole discretion, may decide to deliver any documents related to the Restricted Stock Units or other Awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Donaldson or a third party designated by Donaldson.
(f)The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of this Award, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
(g)Notwithstanding any provisions in this Agreement to the contrary, this Award shall be subject to any special terms and conditions for the Participant’s country of residence, as set forth in the applicable addendum to this Agreement, if any. Further, if the Participant transfers residency to another country reflected in an addendum to this Agreement, the special terms and conditions for such country will apply to the Participant to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable addendum shall constitute part of this Agreement.
(h)Donaldson reserves the right to impose other requirements on this Award, any shares of Common Stock underlying the Award, and the Participant’s participation in the Plan, to the extent Donaldson determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(i)If the Participant is resident outside the United States, the grant of the Award is not intended to be a public offering of securities in the Participant’s country of residence. Donaldson has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Award is not subject to the supervision of the local securities authorities. Investment in shares of Common Stock involves a degree of risk. The Participant should consult with the Participant’s personal advisor for professional investment advice.
(j)The Participant’s country of residence may have insider trading and/or market abuse laws that may affect the Participant’s ability to acquire or sell shares of Common Stock under
Exh C-3

the Plan during such times the Participant is considered to have “inside information” (as defined in the laws in Participant’s country of residence). These laws may be the same or different from any Donaldson insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to be informed of and compliant with such regulations, and the Participant is advised to speak to his / her personal advisor on this matter.
(k)The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.
4.    Data Privacy. Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to Donaldson’s grant of this Award and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for Donaldson’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant hereby voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.
Donaldson holds certain personal information about the Participant, including the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all stock awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by the Participant or collected, where lawful, from third parties, and Donaldson will process Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
Donaldson will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and Donaldson may each further transfer Data to any third parties assisting Donaldson in the implementation, administration and management of the Plan. As permitted by applicable personal data protection laws, if Donaldson becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson otherwise changes, Donaldson may transfer Data to a third party or parties in connection therewith. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
Exh C-4

The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of Data, (b) verify the content, origin and accuracy of Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting privacy@donaldson.com. The Participant understands that he or she is providing the consent herein on a purely voluntary basis. If the Participant does not consent or later seeks to remove his or her consent, the Participant’s remuneration from or service with Donaldson will not be affected; the only consequence of refusing or withdrawing his or her consent is that Donaldson would not be able to grant the Participant Restricted Stock Units or other equity awards or participation in the Plan.
By execution of this Agreement as of the Grant Date, the Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.
PARTICIPANT:

SIGNED BY ELECTRONIC SIGNATURE*

* BY ELECTRONICALLY ACCEPTING THIS AWARD, THE PARTICIPANT AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE PARTICIPANT’S ELECTRONIC SIGNATURE IN EXECUTION OF THE AGREEMENT; (ii) THE PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iii) THE PARTICIPANT HAS REVIEWED THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY) IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THIS AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iv) THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR THE PARTICIPANT’S COUNTRY, IF APPLICABLE; AND (v) THE PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE HUMAN RESOURCES COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY).

Exh C-5

EXHIBIT D

DONALDSON COMPANY, INC.
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

20___ ANNUAL RETAINER ELECTION FORM
Name: __________________________________

Retainer Election
Annual Retainer: I elect to receive my annual retainer for calendar year 20__ as follows (total must add up to 100%):
% in Cash: _____________% % in Deferred Stock: _____________% % in Deferred Cash: _____________%

Deferred Stock Payment Election
I elect to receive my deferred stock account of shares of company stock beginning on (choose one):
                       One year after I cease to be a director
                       A specified calendar year: _________________ (payment to occur within first 60 days of year)

I elect to receive my deferred stock account of shares of company stock in the following form of payment: Lump Sum Annual Installments for ______ years (maximum of 10 years)

Deferred Cash Payment Election
I elect to receive my deferred cash account beginning on (choose one):
                       One year after I cease to be a director
                       A specified calendar year: _________________ (payment to occur within first 60 days of year)

I elect to receive my deferred cash account in the following form of payment: Lump Sum Annual Installments for ______ years (maximum of 10 years)

NOTE: Changes to this election may only be made under certain specific circumstances described in the Plan document.

Payments pursuant to this agreement shall be reduced for the amount of any applicable tax withholdings. I understand that this Agreement is covered by the terms of the Company’s Compensation Plan for Non-Employee Directors and the 2019 Master Stock Incentive Plan. I understand that this Agreement form must be returned to the Company before the beginning of the calendar year in which I wish the Agreement to take effect. I understand that the deferral account shall not be held by the Company in a fiduciary capacity and that I or my representative has no right with respect to such account, except as a general unsecured creditor of the Company.

By: __________________________________________        Date: _________________